Delaware Investments Municipal Trust
NSAR

Exhibit List


Exhibit		Reference

77.C	Matters submitted to a vote
of security holders incorporated by reference to a 497(e) filing filed on February 16, 2007
(SEC Accession No. 0001382529-
07000020).

77.E	Legal proceedings
incorporated by reference to two 497(e)
filings filed on June 20, 2007 (SEC
Accession Nos. 0001206774-07-001592 and
0001206774-07-001593).

77.M	Mergers incorporated by
reference to a 497(e) filing filed on February
16, 2007 (SEC Accession No. 0001382529-
07000020).

77.Q1(a)(1)	Certificate of Amendment of
Agreement and Declaration of Trust of
Delaware Investments Municipal Trust
(enclosed)